UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2017 (February 2, 2017)

Reynolds American Inc.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 North Main Street

Winston-Salem, North Carolina 27101

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code: (336) 741 2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting held on February 2, 2017, the members of the Board of Directors, referred to as the Board, of Reynolds American Inc., referred to as RAI, who are Outside Directors (as defined by Section 162(m) of the Internal Revenue Code, referred to as the Outside Directors), based upon a recommendation from the Compensation and Leadership Development Committee of the Board, referred to as the Compensation Committee, approved (1) the performance period of January 1, 2017 through December 31, 2017 for the 2017 annual incentive awards to be made under the Reynolds American Inc. Amended and Restated 2009 Omnibus Incentive Compensation Plan, referred to as the Omnibus Plan, for certain executive officers, and (2) the performance formula for determining the award pool for the annual incentive awards under the Omnibus Plan for such one-year performance period for each of these executive officers. Under the formula, the award pool for the annual incentive awards for each of the following executive officers will be determined based on the following percentages of RAI’s cash net income for the performance period: Debra A. Crew, 0.60%; Andrew D. Gilchrist, 0.25%; and Martin L. Holton III, 0.25%. Jeffery S. Gentry, a named executive officer listed in RAI’s 2016 definitive proxy statement, retired as Executive Vice President of R. J. Reynolds Tobacco Company April 30, 2016. Thomas R. Adams, a named executive officer listed in RAI’s 2016 definitive proxy statement, retired as Executive Vice President of RAI on September 30, 2015. Susan M. Cameron, a named executive officer listed in RAI’s 2016 definitive proxy statement currently serving as Executive Chairman of the Board, resigned as President and Chief Executive Officer of RAI on December 31, 2016. For purposes of determining the award pools referenced above, cash net income is defined as net income from continuing operations in RAI’s consolidated statement of income adjusted for the impact of non-cash items, such as depreciation, amortization, unrealized gains and losses, intangible asset impairments and other non-cash gains/losses included in net income, as reported in RAI’s 2017 audited financial statements that would be contained in its Annual Report on Form 10-K for the fiscal year ending December 31, 2017.

On February 2, 2017, upon recommendation of the Compensation Committee, the Outside Directors also approved the following target award values, expressed as a percentage of each executive officer’s base salary as of April 1, 2017, for the 2017 annual incentive awards under the Omnibus Plan for the following executive officers: Ms. Crew 160%; Mr. Gilchrist, 105%; and Mr. Holton, 100%. The maximum amount of the 2017 annual incentive award for each of the listed executive officers is limited to the percentage of RAI’s cash net income approved as the annual incentive award pool for such executive officer by the Outside Directors, as described above, and the shareholder approved award limitations in the Omnibus Plan. The Outside Directors may reduce the amount of the 2017 annual incentive award for each such listed executive officer under such formula using negative discretion after consideration of the 2017 performance of RAI and its operating companies. Generally, such awards are eligible to vest on December 31, 2017, and the payment of awards will be made in cash on or prior to March 15th of the next year. In addition, the annual incentive awards may be paid out partially or fully in connection with certain other events, such as the listed executive officer’s death, disability, retirement or involuntary termination of employment without cause.

On February 2, 2017, upon recommendation of the Compensation Committee, the Outside Directors also approved (1) the three-year performance period of January 1, 2017 through December 31, 2019 for the 2017 performance share awards granted under the Omnibus Plan for certain executive officers, and (2) the performance formula for determining the award pool of performance shares under the Omnibus Plan for such three-year performance period for each of these executive officers. Under the formula, the award pool of performance shares for each of the following executive officers will be determined based on the following percentages of RAI’s cumulative cash net income for the three-year performance period: Ms. Crew 1.00%; Mr. Gilchrist, 0.40%; and Mr. Holton, .40%. For purposes of determining such award pools, cash net income is defined as set forth above, except as would be reported in RAI’s Annual Reports on Form 10-K for RAI’s 2017, 2018 and 2019 fiscal years, respectively. The maximum amount of performance shares and associated dividend equivalent payments that any of the listed executive officers may receive at the end of the three-year performance period for the 2017 performance share grant is limited to the award pool for the performance shares determined by the formula based on RAI’s cash net income approved for such executive officer by the Outside Directors, as described above, and the shareholder approved award limitations in the Omnibus Plan.

On February 2, 2017, upon recommendation of the Compensation Committee, the Outside Directors also approved long-term incentive grants under the Omnibus Plan, to be effective on March 1, 2017, to Ms. Crew and Messrs. Gilchrist and Holton for the January 1, 2017 to December 31, 2019 performance period. The 2017 long-term incentive grants under the Omnibus Plan to such executive officers will be entirely in the form of performance shares, granted pursuant to a performance share agreement. The number of performance shares such executive officers actually will receive, if any, will be determined at the end of the three-year performance period based first on the maximum payout limitation provided by the performance share award pools generated under the pre-established cash net income formula described above. Then the Outside Directors may use negative discretion to reduce the number of performance shares actually earned by such executive officers by taking into account factors such as the average of RAI’s scores under the annual incentive award program for each of the three years of the performance period, but no higher than 150% of target. In addition, if RAI fails to pay cumulative dividends of at least an amount equal to the per share quarterly dividend paid for the first quarter of the performance period times 12 quarterly dividends for the three-year performance period ending December 31, 2019, then the number of performance shares earned will be reduced by an amount equal to three times the percentage of the dividend underpayment for the three-year performance period, up to a maximum performance share reduction of 50%; provided that the foregoing potential reduction based on dividend underpayment will not apply if the performance shares are assumed in connection with a change of control of RAI.

Subject to the foregoing, and except as described below, the performance shares generally will vest on March 1, 2020, and will be paid in the form of shares of RAI common stock as soon as practical thereafter. At the time the performance shares vest, each of such listed executive officers will receive a single cash dividend equivalent payment equal to the aggregate amount of the dividends per share paid during the period from the beginning of the three-year performance period through the payment of the performance shares, multiplied by the number of performance shares actually earned by such executive officer after the performance adjustments.

In addition, the performance shares may be paid out partially or fully upon certain other events, such as the listed executive officer’s death, disability, retirement, involuntary termination of employment without cause, a change of control (other than a BAT change of control, as referenced below), or certain terminations of employment following the consummation of the transactions contemplated by the Agreement and Plan of Merger, referred to as the Merger Agreement, among BAT, BATUS Holdings Inc., Flight Acquisition Corporation and RAI, dated as of January 16, 2017, referred to as a BAT change of control. Upon the occurrence of a BAT change of control, subject to the other terms of the performance share agreement, the target number of performance shares subject to a performance share agreement will be converted into a target number of BAT American depositary shares as provided in the Merger Agreement. The foregoing description of the performance share agreement does not purport to be a complete description of its terms and is qualified in all respects by reference to the complete text of the performance share agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated into this Item 5.02 by reference.

Although the target value of the performance shares Ms. Crew and Messrs. Gilchrist and Holton will receive on March 1, 2017 is known as of the date of this report, the actual number of performance shares each of them will be granted on March 1, 2017 will not be determinable until such date. For each of these executive officers, the number of performance shares granted will be equal to the target long-term incentive opportunity (expressed as a multiple of base salary as of January 1, 2017) for such executive officer set forth below, divided by the average closing price of a share of RAI common stock for the 20 trading days prior to the March 1, 2017 grant date: Ms. Crew, 6.0X; Mr. Gilchrist, 3.25X; and Mr. Holton, 2.5X. The grant date fair value of the performance shares granted to each such executive officer will equal the product of the per share closing price of RAI common stock on the grant date multiplied by the number of performance shares granted to each executive officer.

Item 9.01 Financial Statements and Exhibits.

The following is being filed as an Exhibit to this Current Report on Form 8-K.

(d)    Exhibits.

Exhibit No.	Description

10.1	Form of Performance Share Agreement (three-year vesting) between Reynolds American Inc. and the grantee named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 8, 2017

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III
Name:	McDara P. Folan, III
Title:	Senior Vice President, Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Performance Share Agreement (three-year vesting) between Reynolds American Inc. and the grantee named therein.